Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Flowserve Completes $1.25 Billion Credit Facility

DALLAS, August 20, 2012 — Flowserve Corp. (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced that it has completed a new $1.25 billion, five-year credit facility, which includes a $400 million term loan and a $850 million revolver that the company can increase, subject to certain conditions, by up to $250 million. The new facility was led by Bank of America Merrill Lynch, and replaces the company’s existing facility that was scheduled to mature in December 2015.

The new $400 million term loan, which will bear an initial interest rate of the London Interbank Offered Rate (LIBOR) plus 150 basis points, replaces the existing $500 million term loan (which had approximately $463 million outstanding at refinancing) with an interest rate of LIBOR plus 200 basis points at June 30, 2012. Also, the new $850 million revolver, having an initial interest rate of LIBOR plus 150 basis points, replaces the existing $500 million revolver, which had an interest rate of LIBOR plus 200 basis points at June 30, 2012. The company previously reported net debt of $622 million at June 30, 2012.

“We are pleased to announce the completion of a new credit facility as we work to execute our capital structure strategy,” said Mike Taff, Flowserve senior vice president and chief financial officer. “This new facility provides us additional debt capacity to execute on our growth initiatives, while also enhancing our operating flexibility and reducing our borrowing costs after attaining investment grade status by all three rating agencies. With the support of this new facility, we continue to evaluate additional, cost-effective debt financing as we implement our stated long-term gross leverage ratio target of 1.0x-2.0x total debt to EBITDA and execute on our announced $1 billion share repurchase program.”

Investor Contact: Mike Mullin, director, investor relations (972) 443-6636

Media Contact: Steve Boone, director, global communications & public affairs (972) 443-6644

About Flowserve: Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; our ability to execute and realize the expected financial benefits from our strategic realignment initiatives; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

# # #